EXHIBIT 10.2

ASSIGNMENT OF CONTRACT

This ASSIGNMENT OF CONTRACT (the “Assignment”) is made and entered into this 27 day of May, 2010 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) and INLAND DIVERSIFIED DRAPER CROSSING, L.L.C., a Delaware limited liability company (Assignee”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Buyer under that certain Contract dated as of December 15, 2009, as amended, and entered into by Draper Crossing I, L.C. as “Seller” and Assignor, as Purchaser, (collectively, the “Agreement”), to acquire Draper Crossing Phase I Shopping Center in Draper, Utah (the “Property”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Purchaser under the Agreement to acquire the Property.

Assignor represents and warrants that it is the Purchaser under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity. By acceptance hereof, Assignee accepts the foregoing Assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Purchaser under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

(signature page follows)

127239.1

SIGNATURE PAGE FOR
ASSIGNMENT OF CONTRACT

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first above written.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Lou Quilici
Name:	Lou Quilici
Title:	SR VP

ASSIGNEE:

INLAND DIVERSIFIED DRAPER CROSSING, L.L.C., a Delaware limited liability company

By:	Inland Diversified Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Steven T. Hippel
	Name:	Steven T. Hippel
	Title:	Treasurer

127239.1